UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2012

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51758	98-0216911
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 855-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                               Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 2, 2012, Computer Software Innovations, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among N. Harris Computer Corporation, a company organized under the Business Corporations Act (Ontario) (“Parent”), NHCC Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and, solely for the purposes of Section 9.14 thereof, Constellation Software Inc., a company organized under the Business Corporations Act (Ontario) (“Constellation”). Pursuant to the Merger Agreement, Merger Sub commenced an offer (the “Offer”) to purchase all of the outstanding shares of the Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), together with the associated common share purchase rights, and all of the outstanding shares of the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock” and together with the Common Stock, the “Shares”) at a price per Share of $1.10, net to the seller in cash, without interest (the “Offer Price”), subject to the terms and conditions set forth in the Offer to Purchase, dated October 10, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal, each as amended and supplemented from time to time.

The Offer and withdrawal rights expired at 12:00 midnight, New York City time, at the end of Tuesday, November 6, 2012 (the “Expiration Time”). The depositary for the Offer has indicated that, as of the Expiration Time, 5,792,171 shares of Common Stock and 6,590,736 shares of Preferred Stock (excluding, in each case, shares subject to guarantees of delivery) had been validly tendered and not validly withdrawn in the Offer, representing approximately 85.6% and 100% of the outstanding shares of Common Stock and Preferred Stock, respectively.

The number of shares of Common Stock tendered pursuant to the Offer satisfied the minimum condition of the Offer. Merger Sub accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and made payment to the depositary for such Shares. On November 7, 2012, the Company and Constellation issued a joint press release announcing the expiration and results of the Offer. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In order to accomplish the Merger (as defined below), on November 7, 2012, pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub exercised the Top-Up Option (as defined below), which permitted Merger Sub to purchase the Top-Up Shares (as defined below).

On November 8, 2012, Merger Sub effected a short-form merger under Delaware law, pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent. The aggregate consideration in the Offer and the Merger to acquire all of the outstanding Shares, and for payments with respect to stock options, is approximately $15.0 million in cash. Parent has funded the consideration for the Shares and stock options through cash on hand and other working capital sources as previously disclosed in the Offer to Purchase.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger

Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 2, 2012 and is incorporated herein by reference.

Item 3.02                               Unregistered Sale of Equity Securities.

In order to complete the Merger, on November 7, 2012, pursuant to Section 1.04 of the Merger Agreement, Merger Sub exercised its top-up option (the “Top-Up Option”) to purchase shares of Common Stock, and the Company issued 10,901,300 shares of Common Stock (the “Top-Up Shares”) to Merger Sub, at a price per share equal to the Offer Price, pursuant to the Top-Up Option. Merger Sub paid for the Top-Up Shares by delivery of cash and a promissory note. The Top-Up Shares, when added to the number of Shares directly or indirectly owned by Parent and Merger Sub at the time of exercise of the Top-Up Option, represented more than 90% of the shares of Common Stock outstanding immediately after the issuance of the Top-Up Shares (after giving effect to the issuance of Common Stock pursuant to the exercise of the Top-Up Option). The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03                               Material Modification to Rights of Security Holders.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned by Parent, Merger Sub or the Company, as treasury stock or otherwise, or any of their respective direct or indirect wholly-owned subsidiaries, all of which was cancelled and retired and ceased to exist, and any Shares held by stockholders who validly exercise appraisal rights under Delaware law) and stock option was, by virtue of the Merger and without any action on the part of the holders thereof, cancelled and converted into the right to receive the Offer Price in cash, without interest and less any required withholding taxes and, with respect to stock options, less the applicable exercise price. At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company (other than their right to receive the Offer Price). The information disclosed under Item 2.01, Item 3.02 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, the common share purchase rights issued pursuant to the Rights Agreement, dated as of March 5, 2012, between the Company and Continental Stock Transfer & Trust Company, as rights agent, as amended by Amendment No. 1 thereto dated October 2, 2012, expired in accordance with their terms without any payment in respect thereof.

Item 5.01                               Changes in Control of Registrant.

At the Effective Time, a change of control of the Company occurred and the Company became a wholly-owned subsidiary of Parent. The information disclosed under Item 2.01, Item 3.02, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02                               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers

On November 7, 2012, in connection with Merger Sub’s acceptance for payment of all Shares validly tendered and not validly withdrawn pursuant to the Offer, each of the following members of the Company’s Board of Directors (the “Board”) resigned from the Board: Nancy K. Hedrick, Shaya Phillips, Jeffery A. Bryson and Thomas P. Clinton. At the Effective Time on November 8, 2012, Anthony Sobel also resigned from the Board.

Pursuant to the terms of the Merger Agreement, on November 8, 2012, the sole director of Merger Sub immediately prior to the Effective Time, which was Jeff Bender, became the sole director of the Company following the Merger.  Information about Mr. Bender is contained in Annex I to the Schedule 14D-9 filed by the Company on October 10, 2012.

Item 5.03                               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s amended and restated certificate of incorporation was amended and restated in its entirety so as to read in its entirety as set forth in Exhibit C to the Merger Agreement (the “Second Amended and Restated Certificate of Incorporation”). A copy of the Second Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Also pursuant to the Merger Agreement, at the Effective Time, the Company’s amended and restated bylaws were amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is Computer Software Innovations, Inc. (the “Second Amended and Restated Bylaws”). A copy of the Second Amended and Restated Bylaws of the Company is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01                               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company.
3.2	Second Amended and Restated Bylaws of the Company.
99.1	Joint Press Release issued by Constellation and the Company, dated November 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2012

COMPUTER SOFTWARE INNOVATIONS, INC.

	By:	/s/ Jeff Bender
	Name:	Jeff Bender
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company.
3.2	Second Amended and Restated Bylaws of the Company.
99.1	Joint Press Release issued by Constellation and the Company, dated November 7, 2012.